Exhibit 10.3

THE RIGHTS OF THE BENEFICIARY OF THIS INSTRUMENT ARE SUBJECT AND SUBORDINATE TO THE LIENS SECURING ALL OBLIGATIONS OF THE GRANTORS TO THE “AGENT” AND THE “LENDERS” REFERRED TO IN THAT CERTAIN CREDIT AGREEMENT DATED AS OF NOVEMBER 14, 2006 WITH PHYSICIANS FORMULA, INC., PURSUANT TO THE TERMS OF AN INTERCREDITOR AND SUBORDINATION AGREEMENT DATED AS OF SEPTEMBER 4, 2009 AMONG UNION BANK, N.A., MILL ROAD CAPITAL, L.P., PHYSICIANS FORMULA HOLDINGS, INC. AND THE OTHER PARTIES REFERRED TO THEREIN.

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”) is dated as of September 4, 2009, and made by PHYSICIANS FORMULA, INC., a New York corporation (the “Borrower”) and each other entity listed on the signature pages hereof (with the Borrower, each a “Grantor” and collectively, the “Grantors”), whose obligations are joint and several, in favor of MILL ROAD CAPITAL, L.P. (the “Lender”).

RECITALS

A.           The Lender has entered into that certain Term Loan Agreement dated as of September 4, 2009 (said Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being called the “Loan Agreement”) with the Borrower.

B.           Concurrently herewith each Grantor other than the Borrower is executing a Guarantee dated as of even date herewith, in favor of the Lender, which Guarantee supports the Loan Agreement and the Lender’s loan to the Borrower will result in a direct and substantial benefit to such Grantors.

C.           It is a condition precedent to the extension of credit by the Lender under the Loan Agreement that each Grantor shall have executed and delivered this Agreement.

D.           Terms defined in the Loan Agreement and not otherwise defined herein have the same respective meanings when used herein, and the rules of interpretation set forth in Section 1.2 of the Loan Agreement are incorporated herein by reference.  Schedule and Exhibit references are to this Agreement unless otherwise specified, and each such Schedule and Exhibit is incorporated herein.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

AGREEMENT

NOW, THEREFORE, in order to induce the Lender to enter into the Loan Agreement and for other good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, each Grantor hereby represents, warrants, covenants, agrees, assigns and grants as follows:

1.           Definitions.  Unless the context otherwise requires, terms defined in the Uniform Commercial Code of the State of New York (the “Uniform Commercial Code”) and not otherwise defined in this Agreement or in the Loan Agreement shall have the meanings defined for those terms in the Uniform Commercial Code.  In addition, the following terms shall have the meanings respectively set forth after each:

“Asset Disposition” shall have the meaning described to such term in the UB Credit Agreement.

“Capital Stock” means  any and all shares, interests, participation or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), any and all warrants, options or rights to purchase or any other securities convertible into any of the foregoing.

“Certificates” means all certificates, instruments and other documents now or hereafter representing or evidencing any Pledged Securities or any Pledged Limited Liability Company Interests.

“Collateral” means all present and future right, title and interest of each Grantor in or to any property or assets whatsoever, whether now owned or existing or hereafter arising or acquired and wheresoever located, and all rights and powers of such Grantor to transfer any interest in or to any property or assets whatsoever, including, any and all of the following property:

(a)           All present and future accounts, accounts receivable, agreements, guarantees, contracts, leases, licenses, contract rights, health-care-insurance receivables, letter-of-credit rights and other rights to payment (collectively, the “Accounts”), together with all instruments, documents, chattel paper, security agreements, guaranties, undertakings, surety bonds, insurance policies, notes and drafts, all other supporting obligations, and all forms of obligations owing to such Grantor or in which such Grantor may have any interest, however created or arising;

(b)           All present and future general intangibles and payment intangibles; and all other forms of obligations owing to such Grantor or in which such Grantor may have any interest, however created or arising; all tax refunds of every kind and nature to which such Grantor now or hereafter may become entitled, however arising, all other refunds, all commitments to extend financing to such Grantor, and all deposits, goodwill, choses in action, trade secrets, computer programs, software, customer lists, trademarks, trade names, patents, licenses, copyrights, technology, processes, proprietary information, insurance proceeds and warranties including, the Copyrights, the Patents, the Marks and the goodwill of such Grantor’s business connected with and symbolized by the Marks;

(c)           All present and future demand, time, savings, passbook, deposit and like accounts (general or special) (collectively, the “Deposit Accounts”) in which such Grantor has any interest which is maintained with any bank, savings and loan association, credit union or like organization, including, each account listed on Schedule E (as such Schedule may be supplemented from time to time in accordance with the terms of this Agreement), and all money, cash and cash equivalents of such Grantor, whether or not deposited in any Deposit Account;

(d)           All present and future books and records, including, books of account and ledgers of every kind and nature, all electronically recorded data relating to such Grantor or the business thereof, all receptacles and containers for such records, and all files and correspondence;

(e)           All present and future goods, including, (i) all presses, furnaces, ovens, conveyors, motors, pumps, containers, compressors, hoists, loaders, lifts, saws, mills and drills and (ii) all furniture, fixtures, furnishings, machinery, automobiles, trucks, other vehicles, spare parts, supplies, equipment, tooling, molds, patterns, dies and other tangible property owned by such Grantor and used, held for use or useful in connection with its business, wherever located, and all other goods used in connection with or in the conduct of such Grantor’s business or otherwise owned by such Grantor (collectively, the “Equipment”);

(f)           All present and future inventory and merchandise, including, all present and future goods held for sale or lease or to be furnished under a contract of service, all extruded aluminum and thermal management products, all raw materials, work in process and finished goods, all packing materials, supplies and containers relating to or used in connection with any of the foregoing, and all bills of lading, warehouse receipts and documents of title relating to any of the foregoing (collectively, the “Inventory”);

(g)          All present and future stocks, bonds, debentures, certificated and uncertificated securities, security entitlements, subscription rights, options, warrants, puts, calls, certificates, securities accounts, commodity contracts, commodity accounts, partnership interests, limited liability company interests, joint venture interests and investment and/or brokerage accounts, and all other investment property, including, the Certificates, the Pledged Securities, the Pledged Partnership Interests and the Pledged Limited Liability Company Interests, and all rights, preferences, privileges, dividends, distributions (in cash or in kind), redemption payments or liquidation payments with respect thereto;

(h)           All present and future accessions, appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, issue and/or improvements to or of or with respect to any of the foregoing;

(i)           All other tangible and intangible personal property of such Grantor;

(j)           All rights, remedies, powers and/or privileges of such Grantor with respect to any of the foregoing; and

(k)          Any and all proceeds and products of the foregoing, including, all money, accounts, general intangibles, deposit accounts, documents, instruments, letter-of-credit rights, investment property, chattel paper, goods, insurance proceeds and any other tangible or intangible property received upon the sale or disposition of any of the foregoing;

provided, that the Collateral shall not include, and no Grantor grants to the Lender, a Lien in any lease, license or other contract which prohibits the assignment thereof or the grant of a security interest therein to the extent such provisions are not rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 and 9-409 of the Uniform Commercial Code.

“Control Agreement”:  means all control agreements, restricted account agreement or similar agreement or document, in each case in form and substance satisfactory to the Lender and entered into for the purpose of perfecting a security interest in one or more deposit accounts or securities accounts of the Borrower or its Subsidiaries.

“Copyrights” means all:

(a)           copyrights, whether or not published or registered under the Copyright Act of 1976, 17 U.S.C. Section 101 et seq., as the same shall be amended from time to time, and any predecessor or successor statute thereto (the “Copyright Act”), and applications for registration of copyrights, and all works of authorship and other intellectual property rights therein, including, copyrights for computer programs, source code and object code data bases and related materials and documentation, and including the registered copyrights and copyright applications listed on Schedule B (as such Schedule may be supplemented from time to time in accordance with the terms of this Agreement), and (i) all renewals, revisions, derivative works, enhancements, modifications, updates, new releases and other revisions thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (iii) the right to sue for past, present and future infringements thereof and (iv) all of each Grantor’s rights corresponding thereto throughout the world;

(b)           rights under or interests in any copyright license agreements with any other party, whether any Grantor is a licensee or licensor under any such license agreement, including, the copyright license agreements listed on Schedule B (as such Schedule may be supplemented from time to time in accordance with the terms of this Agreement), and the right to use the foregoing in connection with the enforcement of the Lender’s rights under the Loan Documents; and

(c)           copyrightable materials now or hereafter owned by any Grantor, all tangible property embodying the copyrights or copyrightable materials described herein, and all tangible property covered by the licenses described in clause (b) hereof.

“Domestic Subsidiary” means each Subsidiary organized under the laws of the United States or any state thereof.

“Foreign Subsidiary: means any Subsidiary other than a Domestic Subsidiary.

“Limited Liability Company Acknowledgement” shall have the meaning ascribed to it in Section 4(b) of this Agreement.

“Limited Liability Company Assets” means all assets, whether tangible or intangible and whether real, personal or mixed (including, all limited liability company capital and interests in other limited liability companies), at any time owned or represented by any Limited Liability Company Interests.

“Limited Liability Company Interests” means the entire limited liability company interest at any time owned by any Grantor in any Pledged Entity.

“Limited Liability Company Notice” shall have the meaning ascribed to it in Section 4(b) of this Agreement.

“Marks” means all (i) trademarks, trademark registrations, interests under trademark license agreements, trade names, trademark applications, service marks, business names, trade styles, designs, logos and other source or business identifiers which are used in the United States or any state, territory or possession thereof, or in any other place, nation or jurisdiction anywhere in the world, including the trademarks, trademark registrations, applications, service marks, business names, trade styles, design logos and other source or business identifiers listed on Schedule B (as such Schedule may be supplemented from time to time in accordance with the terms of this Agreement), (ii) licenses pertaining to any such mark, whether any Grantor is a licensor or licensee including, the licenses listed on Schedule B (as such Schedule may be supplemented from time to time in accordance with the terms of this Agreement), (iii) all income, royalties, damages and payments now and hereafter due and/or payable with respect to any such mark or any such license, including, damages and payments for past, present or future infringements thereof, (iv) rights to sue for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world, (vi) all product specification documents and production and quality control manuals used in the manufacture of products sold under or in connection with such marks, (vii) all documents that reveal the name and address of all sources of supply of, and all terms of purchase and delivery for, all materials and components used in the production of products sold under or in connection with such marks, (viii) all documents constituting or concerning the then current or proposed advertising and promotion by any Grantor, its subsidiaries or licensees of products sold under or in connection with such marks, including all documents that reveal the media used or to be used and the cost for all such advertising and (ix) renewals and proceeds of any of the foregoing.

“Patents” means all (i) letters patent, design patents, utility patents, inventions and trade secrets, all patents and patent applications in the United States Patent and Trademark Office, and all interests under patent license agreements, including the inventions and improvements described and claimed therein, including those letters patent, design patents, utility patents, inventions, trade secrets, patents, patent applications and patent license agreements listed on Schedule B (as such Schedule may be supplemented from time to time in accordance with the terms of this Agreement), (ii) licenses pertaining to any patent whether any Grantor is a licensor or licensee, (iii) income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, damages and payments for past, present or future infringements thereof, (iv) rights to sue for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing.

“Pledged Collateral” means the Certificates, the Pledged Securities, the Pledged Partnership Interests and the Pledged Limited Liability Company Interests.  Notwithstanding the foregoing, the security interest granted herein shall not include, and the term Pledged Collateral shall not include, equity interests in any direct Foreign Subsidiary of any Grantor in excess of 65% of the Capital Stock having voting power in such Foreign Subsidiary (unless a greater amount of such equity interests shall not cause such Grantor to incur material adverse tax consequences under Section 956 of the Code).

“Pledged Entity” means each limited liability company set forth in Schedule A (as such Schedule may be supplemented from time to time in accordance with the terms of this Agreement), together with any other limited liability company in which any Grantor may have an interest at any time.

“Pledged Limited Liability Company Interests” means all interests in each Pledged Entity held by any Grantor, including those Limited Liability Company Interests identified in Schedule A (as such Schedule may be supplemented from time to time in accordance with the terms of this Agreement), including (i) all the capital thereof and such Grantor’s interests in all profits, losses, Limited Liability Company Assets and other distributions in respect thereof; (ii) all other payments due or to become due to such Grantor in respect of such Limited Liability Company Interests; (iii) all of such Grantor’s claims, rights, powers, privileges, authority, options, security interests, liens and remedies in respect of such Limited Liability Company Interests; (iv) all of such Grantor’s rights to exercise and enforce every right, power, remedy, authority, option and privilege relating to such Limited Liability Company Interests; and (v) all other property delivered in substitution for or in addition to any of the foregoing and all certificates and instruments representing or evidencing such other property received, receivable or otherwise distributed in respect of or in exchange for any or all thereof.

“Pledged Partnership Interests” means all interests in any partnership or joint venture held by each Grantor, including those partnerships and/or joint ventures identified in Schedule A (as such Schedule may be supplemented from time to time in accordance with the terms of this Agreement) and all dividends, cash, instruments and other properties from time to time received, to be received or otherwise distributed in respect of or in exchange for any or all of such interests.

“Pledged Securities” means all shares of capital stock of any issuer in which any Grantor has an interest, including, those shares of stock identified in Schedule A (as such Schedule may be supplemented from time to time in accordance with the terms of this Agreement) and all dividends, cash, instruments and other properties from time to time received, to be received or otherwise distributed in respect of or in exchange for any or all of such shares.

“Subordination Agreement” means that certain Intercreditor and Subordination Agreement dated as of September 4, 2009 among the Borrower, the Lender, UB (for the benefit of the Lenders under the UB Credit Agreement) and the other parties referred to therein, as such Subordination Agreement may be amended, modified or restated from time to time.

2.      Creation of Security Interest.  Each Grantor hereby collaterally assigns and pledges to the Lender, and grants to the Lender a security interest in and to, all right, title and interest of such Grantor in and to all presently existing and hereafter acquired Collateral.

3.      Security for Obligations.  This Agreement and the pledges made and security interests granted herein secure the prompt payment, in full in cash, and full performance of, the Obligations.

4.      Delivery of Pledged Collateral.

(a)           With respect to any provision in this Agreement which requires any Grantor to deliver possession or control of any negotiable document, instrument, certificated securities, promissory notes, deposit accounts, security accounts, commodity accounts, and letter of credit rights or other Collateral requiring possession or control thereof in order to perfect the security interest of the Lender therein under the Uniform Commercial Code, no such delivery or giving of control to the Lender shall be required to the extent such Collateral is required to be delivered to or control is required to be given to UB in accordance with the UB Credit Agreement, it being understood that the UB is acting as agent and bailee for the benefit of the Lender pursuant to the terms of the Subordination Agreement.

(b)           Each Certificate shall, on (i) the Closing Date (with respect to Certificates existing on such date) and (ii) on the date of receipt or acquisition by any Grantor (with respect to Certificates received or acquired after the Closing Date), be delivered to and held by the Lender and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed undated endorsements, instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Lender, provided that, the Grantors shall not be obligated to deliver any of the foregoing to the extent inconsistent with the Subordination Agreement.

(c)           With respect to each Limited Liability Company Interest, on (i) the Closing Date (with respect to Limited Liability Company Interests existing on such date) and (ii) the date of acquisition by any Grantor (with respect to Limited Liability Company Interests acquired after the Closing Date) of any Limited Liability Company Interest, a notice substantially in the form set forth in Schedule G (the “Limited Liability Company Notice”) shall be appropriately completed and delivered to each Pledged Entity, notifying each Pledged Entity of the existence of this Agreement and such Grantor shall have received and delivered to the Lender a copy of such Limited Liability Company Notice, along with an acknowledgment in the form set forth in Schedule G (the “Limited Liability Company Acknowledgment”), duly executed by the relevant Pledged Entity.

(d)           The Lender shall have the right, upon the occurrence and during the continuance of an Event of Default, without notice to any Grantor, to transfer to or to direct each Grantor or any nominee of such Grantor to register or cause to be registered in the name of the Lender or any of its nominees any or all of the Pledged Collateral.  In addition, the Lender shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

5.      Further Assurances.

(a)           At any time and from time to time, at the written request of the Lender, each Grantor shall execute and deliver to the Lender, at such Grantor’s expense, all such financing statements and other instruments, certificates and documents in form and substance reasonably satisfactory to the Lender, and perform all such other acts as shall be necessary or as the Lender shall reasonably request to fully perfect or protect or maintain, when filed, recorded, delivered or performed, the Lender’s security interests granted pursuant to this Agreement or to enable the

Lender and the Lenders to exercise and enforce their rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, each Grantor shall:  (i) at the reasonable request of the Lender, mark conspicuously each document included in the inventory and each other contract relating to the Accounts, and all chattel paper, instruments and other documents and each of their records pertaining to the Collateral with a legend, in form and substance reasonably satisfactory to the Lender, indicating that such document, contract, chattel paper, instrument or Collateral is subject to the security interests granted hereby, provided that, the Grantors shall not be obligated to deliver any of the foregoing to the extent inconsistent with the Subordination Agreement; (ii) if any Account or contract or other writing relating thereto shall be evidenced by a promissory note or other instrument with an individual face value in excess of $50,000 or with an aggregate value in excess of $250,000, deliver and pledge to the Lender such note and/or other instrument duly endorsed and accompanied by duly executed undated instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Lender; (iii) execute and file, and authorize the filing of (where permitted), such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Lender may request, in order to perfect and preserve, with the required priority, the security interests granted, or purported to be granted hereby; (iv) upon such Grantor’s registration, or application therefor, of any copyright under the Copyright Act, at the Lender’s request execute and deliver to the Lender for recordation and filing in the United States Copyright Office a copy of this Agreement or another appropriate copyright mortgage document in form and substance satisfactory to the Lender; (v) upon such Grantor’s registration, or application therefor, of any Patent or Mark, at the Lender’s request execute and deliver to the Lender for recordation and filing in the United States Patent and Trademark Office a copy of this Agreement or another appropriate patent or trademark mortgage document, as applicable, in form and substance satisfactory to the Lender; and (vi) at the request of the Lender, cause Control Agreements to be executed by all parties necessary to establish “control” under the Uniform Commercial Code with respect to all deposit accounts, investment property, letter-of-credit rights and electronic chattel paper of such Grantor.

(b)           At any time and from time to time, the Lender shall be entitled to file and/or record any or all such financing statements, instruments and documents held by it, and any or all such further financing statements, documents and instruments, relative to the Collateral or any part thereof in each instance, and to take all such other actions as the Lender may deem appropriate to perfect and to maintain perfected the security interests granted herein.

(c)           Each Grantor hereby (i) authorizes the Lender to file, one or more financing or continuation statements and amendments thereto that describe the Collateral as “all assets” or words of similar effect and that contain any other information required by Part 5 of Article 9 of the Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including, without limitation, whether such Grantor is an organization, the type of organization and any organization number issued to such Grantor and (ii) ratifies such authorization to the extent that the Lender has filed any such financing statements, continuation statements, or amendments thereto, prior to the date hereof.  A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(d)           Each Grantor shall furnish to the Lender, concurrently with the delivery of quarterly financial statements, schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may reasonably request or as required by the Loan Agreement.  Upon any Grantor’s obtaining any rights or interests in any Deposit Accounts, securities accounts or other investment property (other than that referred to on Schedule A), such Grantor shall, in addition to all other acts required to be performed in respect thereof pursuant to this Agreement, supplement Schedule E to reflect such additional Deposit Accounts, securities accounts or other investment property.  Upon any Grantor’s publication or registration, or application for registration, of any copyright under the Copyright Act, such Grantor shall, in addition to all other acts required to be performed in respect thereof pursuant to this Agreement, supplement Schedule B to reflect the publication or registration of such copyright or application therefor.  Upon any Grantor’s obtaining any rights or interests in any Marks, such Grantor shall, in addition to all other acts required to be performed in respect thereof pursuant to this Agreement, supplement Schedule B to reflect such additional Marks.  Upon any Grantor’s obtaining any rights or interests in any Patents, such Grantor shall, in addition to all other acts required to be performed in respect thereof pursuant to this Agreement, supplement Schedule B to reflect such Patents.  Upon any Grantor’s receipt or acquisition of any additional shares of capital stock of any Person, any additional partnership interests in any partnership or joint venture or any additional Limited Liability Company Interests, such Grantor shall, in addition to all other acts required to be performed in respect thereof pursuant to this Agreement, supplement Schedule A to reflect such additional Pledged Collateral.  Upon any Grantor’s obtaining any rights or interests in any chattel paper or electronic chattel paper, such Grantor shall, in addition to all other acts required to be performed in respect thereof pursuant to this Agreement, promptly notify the Lender of such rights or interests.

(e)           With respect to any Collateral with an individual value of $50,000 consisting of certificates of title or the like as to which the Lender’s security interest need be perfected by, or the priority thereof need be assured by, notation on the certificate of title pertaining to such Collateral, each Grantor will (i) promptly notify the Lender of the acquisition thereof and (ii) at the request of the Lender, cause such security interest to be noted on such certificate of title.

(f)           With respect to any Collateral consisting of certificates of stock, securities, instruments, partnership or joint venture interests, interests in limited liability companies, or the like, each Grantor hereby consents and agrees that, upon the occurrence and during the continuance of an Event of Default, the issuers of, or obligors on, any such Collateral, or any registrar or transfer agent or trustee for any such Collateral, shall, subject to the Subordination Agreement, be entitled to accept the provisions of this Agreement as conclusive evidence of the right of the Lender to effect any transfer or exercise any right hereunder or with respect to any such Collateral subject to the terms hereof, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by such Grantor or any other Person to such issuers or such obligors or to any such registrar or transfer agent or trustee.

6.      Voting Rights; Dividends; Etc.  So long as no Event of Default shall have occurred and be continuing:

(a)           Voting Rights.  Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Securities, the Pledged Partnership Interests

and the Pledged Limited Liability Company Interests (including, all voting, consent, administration, management and other rights and remedies under any partnership agreement or any operating agreement or otherwise with respect to the Pledged Securities, the Pledged Partnership Interests or the Pledged Limited Liability Company Interests), or any part thereof, for any purpose not inconsistent with the terms of this Agreement, the Loan Agreement or the other Loan Documents; provided, however, that such Grantor shall not exercise any such right if it would result in a Default.

(b)           Dividend and Distribution Rights.  Subject to the terms of the Loan Agreement, each Grantor shall be entitled to receive and to retain and use any and all dividends or distributions paid in respect of the Pledged Securities, the Pledged Partnership Interests or the Pledged Limited Liability Company Interests; provided, however, that any and all

(i)     non-cash dividends or distributions in the form of capital stock, certificated limited liability company interests, instruments or other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Securities, Pledged Partnership Interests or Pledged Limited Liability Company Interests,

(ii)    dividends and other distributions paid or payable in cash in respect of any Pledged Securities, Pledged Partnership Interests or Pledged Limited Liability Company Interests in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

(iii)   cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Securities, Pledged Partnership Interests or Pledged Limited Liability Company Interests,

shall forthwith be delivered to the Lender to be held as Collateral or applied to the Obligations in accordance with the Loan Agreement, as the Lender may elect; and, if received by such Grantor, shall be received in trust for the benefit of the Lender, be segregated from the other property of such Grantor and forthwith be delivered to the Lender in the same form as so received (with any necessary endorsements).

7.      Rights as to Pledged Collateral During Event of Default.  When an Event of Default has occurred and is continuing:

(a)           Voting, Dividend and Distribution Rights.  At the option of the Lender, all rights of any Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a) above, and to receive the dividends and distributions which it would otherwise be authorized to receive and retain pursuant to Section 6(b) above, shall cease, and all such rights shall thereupon become vested in the Lender who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and to hold as Pledged Collateral such dividends and distributions.

(b)           Dividends and Distributions Held in Trust.  All dividends and other distributions which are received by any Grantor contrary to the provisions of Section 7(a) of this Agreement shall be received in trust for the benefit of the Lender, shall be segregated from other funds of such Grantor and forthwith shall be paid over to the Lender as Collateral in the same form as so received (with any necessary endorsements).

(c)           Registration.  Determination by the Lender to exercise its right to sell pursuant to Section 16 hereof any or all of the Pledged Securities without registering the Pledged Securities under the Securities Act of 1933 shall not, by the sole fact of such sale, be deemed to be commercially unreasonable.

After any and all Events of Default have been cured or waived, each Grantor shall have the right to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 6(a) hereof and the Loan Agreement and receive the distributions which it would be authorized to receive and retain pursuant to Section 6(b) hereof and the Loan Agreement.

8.      Irrevocable Proxy.  Each Grantor hereby revokes (except for any proxies granted in favor of UB) all previous proxies with regard to the Pledged Securities, the Pledged Partnership Interests (if such interests are limited partnership interests) and the Pledged Limited Liability Company Interests and appoints the Lender as its proxyholder and attorney-in-fact to (i) attend and vote at any and all meetings of the shareholders of the corporation(s) which issued the Pledged Securities (whether or not transferred into the name of the Lender), and any adjournments thereof, held on or after the date of the giving of this proxy and to execute any and all written consents, waivers and ratifications of shareholders of such corporation(s) executed on or after the date of the giving of this proxy with the same effect as if such Grantor had personally attended the meetings or had personally voted its shares or had personally signed the written consents, waivers or ratification, and (ii) attend and vote at any and all meetings of the members of the Pledged Entities (whether or not such Pledged Limited Liability Company Interests or Pledged Partnership Interests are transferred into the name of the Lender), and any adjournments thereof, held on or after the date of the giving of this proxy and to execute any and all written consents, waivers and ratifications of the Pledged Entities executed on or after the date of the giving of this proxy with the same effect as if such Grantor had personally attended the meetings or had personally voted on its Limited Liability Company Interests or Pledged Partnership Interests or had personally signed the consents, waivers or ratifications; provided, however, that the Lender as proxyholder and attorney-in-fact shall have rights hereunder only upon the occurrence and during the continuance of an Event of Default.  Each Grantor hereby authorizes the Lender to substitute another Person (which Person shall be a successor to the rights of the Lender hereunder or a nominee appointed by the Lender to serve as proxyholder) as the proxyholder and, upon the occurrence or during the continuance of any Event of Default, hereby authorizes and directs the proxyholder to file this proxy and the substitution instrument with the secretary of the appropriate corporation, limited partnership or limited liability company.  This proxy is coupled with an interest and is irrevocable until such time each Commitment and each Letter of Credit has expired and all Obligations have been paid in full.

9.      Copyrights.

(a)           Royalties.  Each Grantor hereby agrees that the use by the Lender of the Copyrights as authorized hereunder in connection with the Lender’s exercise of their rights and remedies hereunder shall be without any liability for royalties or other related charges from the Lender to such Grantor.

(b)           Restrictions on Future Agreements.  Subject to the terms hereof and of the Loan Agreement, each Grantor shall be permitted to manage, license and administer its Copyrights in such manner as such Grantor in its reasonable business judgment deems desirable; provided, however, that such Grantor will not, without the Lender’s prior written consent, (i) abandon any Copyright in which such Grantor now owns or hereafter acquires any rights or interests, (ii) enter into any license agreements or (iii) fail to take any action, or permit any others (including licensees) to fail to take any action, which would customarily be taken by a Person in the same business and in similar circumstances as such Grantor.

(c)           Duties of Grantor.  Each Grantor agrees to:  (i) prosecute in accordance with its reasonable business judgment any copyright application included in the Copyrights, (ii) upon an Event of Default, make application for registration of such uncopyrighted but copyrightable material owned by such Grantor as the Lender reasonably deems appropriate, (iii) place notices of copyright on all copyrightable property produced or owned by such Grantor embodying the Copyrights and cause its licensees to do the same, (iv) file and prosecute opposition and cancellation proceedings in its reasonable business judgment, and (v) take all action necessary in its reasonable business judgment to preserve and maintain all of such Grantor’s rights in those Copyrights that are or shall be necessary in the operation of such Grantor’s business, including making timely filings for renewals and extensions of registered Copyrights and diligently monitoring unauthorized use thereof.  Any expenses incurred in connection with the foregoing shall be borne by the Grantors.  Each Grantor shall give proper statutory notice in connection with its use of each Copyright to the extent necessary for the protection thereof.  Each Grantor shall notify the Lender of any suits it commences to enforce any Copyright and shall provide the Lender with copies of any documents requested by the Lender relating to such suits.  The Lender shall not have any duty with respect to the Copyrights other than to act lawfully and without gross negligence or willful misconduct.  Without limiting the generality of the foregoing, the Lender shall not be under any obligation to take any steps necessary to preserve rights in the Copyrights against any other party, but the Lender may do so at its option upon the occurrence and during the continuance of an Event of Default, and all reasonable expenses incurred in connection therewith shall be for the account of such Grantor and shall be added to the Obligations.

10.      Patents and Marks.

(a)           Royalties.  Each Grantor hereby agrees that any rights granted hereunder to the Lender with respect to Patents and Marks shall be applicable to all territories in which such Grantor has the right to use such Patents and Marks, from time to time, and without any liability for royalties or other related charges from the Lender to such Grantor.

(b)           Restrictions on Future Agreements.  Subject to the terms hereof and of the Loan Agreement, each Grantor shall be permitted to manage, license and administer its Patents and Marks in such manner as such Grantor in its reasonable business judgment deems desirable; provided, however, that such Grantor will not, without the Lender’s prior written consent, (i) abandon any Patent or Mark in which such Grantor now owns or hereafter acquires any rights or interests, (ii) enter into any license agreements or (iii) fail to take any action, or permit any others (including licensees) to fail to take any action, which would customarily be taken by a Person in the same business and in similar circumstances as such Grantor.

(c)           Duties of Grantor.  Each Grantor agrees to: (i) prosecute in accordance with its reasonable business judgment any patent application or trademark application included in the Patents or Marks, (ii) upon an Event of Default, make application on unpatented but patentable inventions owned by such Grantor and on unregistered Marks, as the case may be, as the Lender reasonably deems appropriate, (iii) file and prosecute opposition and cancellation proceedings in its reasonable business judgment and (iv) take all action necessary in its reasonable business judgment to preserve and maintain all rights in those Patents and Marks that are or shall be necessary in the operation of such Grantor’s business, including, making timely filings for renewals and extensions of any Patents and Marks and diligently monitoring unauthorized use thereof.  Any expenses incurred in connection with the foregoing shall be borne by such Grantor.  Each Grantor shall give proper statutory notice in connection with its use of each Mark and each Patent to the extent necessary for the protection thereof.  Each Grantor shall notify the Lender of any suit it commences to enforce any Patent or Mark and shall provide the Lender with copies of any documents requested by the Lender relating to such suit.  The Lender shall not have any duty with respect to the Patents and Marks other than to act lawfully and without gross negligence or willful misconduct.  Without limiting the generality of the foregoing, the Lender shall not be under any obligation to take any steps necessary to preserve rights in the Patents and Marks against any other party, but the Lender may do so at its option upon the occurrence and during the continuance of an Event of Default, and all reasonable expenses incurred in connection therewith shall be for the account of such Grantor and shall be added to the Obligations.

11.      Grantor’s Representations and Warranties.  Each Grantor represents and warrants as follows:

(a)           (i) Schedule C sets forth each location at which (A) inventory and/or equipment is located or (B) such Grantor conducts business and, with respect to each such location, whether such Grantor is duly qualified and in good standing under the laws of such location; (ii) the chief executive office of such Grantor, where such Grantor keeps its records concerning the Collateral and the chattel paper evidencing the Collateral, is located at the address set forth for such Grantor on Schedule D; (iii) all records concerning any Accounts and all originals of all contracts and other writings which evidence any Accounts are located at the addresses listed on Schedule D; (iv) such Grantor has exclusive possession and control of the Equipment and the Inventory, except as set forth on Schedule C; (v) such Grantor’s exact legal name, and the place of formation of such Grantor, are as set forth in the preamble to this Agreement; (vi) each trade name or other fictitious name under which such Grantor conducts business, or has conducted business at any time during the five years immediately preceding the Closing Date, is set forth on Schedule 3.6 to the UB Credit Agreement; and (vii) such Grantor’s state organizational identification number, if any, is set forth on Schedule F.

(b)           Each Grantor is the legal and beneficial owner of the Collateral free and clear of all Liens except for Liens permitted by Section 6.3 of the UB Credit Agreement and Liens created hereby.  Each Grantor has the power, authority and legal right to grant the security interests in the Collateral purported to be granted hereby, and to execute, deliver and perform this Agreement.  The pledge of the Collateral pursuant to this Agreement creates a valid security interest in the Collateral.  Upon the filing of appropriate financing statements in the filing offices set forth on Schedule F (and the payment of the applicable filing fees), the recordation of appropriate documentation with the United States Copyright Office and the United States Patent and Trademark Office, as applicable, the execution of Control Agreements with respect to the deposit accounts and the securities accounts of such Grantor, the giving of a Limited Liability Company Notice to the Pledged Entities and the delivery to the Lender of the Certificates, as the case may be, the Lender will have a perfected security interest (except for Liens permitted by Section 6.3 of the UB Credit Agreement) in the Collateral to the extent a security interest in such Collateral can be perfected by such filings, recordations, the giving of such notices and the delivery of such Certificates.

(c)           The Pledged Securities and the Pledged Limited Liability Company Interests have been duly authorized and validly issued and are fully paid and nonassessable.  All of the Pledged Securities and the Pledged Limited Liability Company Interests are in certificated form and are securities (as contemplated by Article 8 of the Uniform Commercial Code).

(d)           No consent of any Person, including, any partner in a partnership with respect to which such Grantor has pledged its interest as a Pledged Partnership Interest or any member in a Pledged Entity, is required for the pledge by such Grantor of the Collateral.

(e)           Subject to Section 5(d), the Pledged Securities described on Schedule A constitute (i) all of the shares of capital stock of any Person owned by such Grantor and (ii) that percentage of the issued and outstanding shares of the respective issuers thereof indicated on Schedule A, and there is no other class of shares issued and outstanding of the respective issuers thereof except as set forth on Schedule A.  Subject to Section 5(d), the Pledged Partnership Interests described on Schedule A constitute (i) all of the partnerships or joint ventures in which such Grantor has an interest and (ii) such Grantor’s respective percentage interests in each such partnership or joint venture are as set forth on such Schedule A, and there is no other class of interests therein issued and outstanding except as set forth on Schedule A.  Subject to Section 5(d), the Pledged Limited Liability Company Interests described on Schedule A constitute (i) all of the Limited Liability Company Interests of such Grantor and (ii) such Grantor’s respective percentage interests in each such Pledged Entity are as set forth on Schedule A, and there is no other class of interests therein issued and outstanding except as set forth on Schedule A.

(f)           No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority (other than such authorizations, approvals and other actions as have already been taken and are in full force and effect) is required (A) for the pledge of the Collateral or the grant of the security interest in the Collateral by such Grantor hereby or for the execution, delivery or performance of this Agreement by such Grantor, or (B) for the exercise by the Lender of the voting rights in the Pledged Securities, the Pledged Partnership Interests and the Pledged Limited Liability Company Interests or of any other rights or remedies in respect of the Collateral hereunder except as may be required in connection with any disposition of Collateral consisting of securities by laws affecting the offering and sale of securities generally.

(g)           Such Grantor does not own, is not a licensee of, nor has such Grantor applied for any Copyrights, Marks or Patents, other than those set forth on Schedule B.  Except as set forth on Schedule B, none of such Copyrights, Marks or Patents has been registered with any Governmental Authority, nor has an application for such registration been made.

(h)           Subject to Section 5(d), Schedule E sets forth (i) all of such Grantor’s deposit accounts, (ii) all of such Grantor’s securities accounts and other investment property (other than that referred to on Schedule A) and (iii) all letters of credit issued for the benefit of such Grantor.  Such Grantor has no chattel paper or electronic chattel paper.

(i)            Such Grantor does not own or lease any vehicle having a value in excess of $50,000.

12.      Grantor’s Covenants.  In addition to the other covenants and agreements set forth herein and in the other Loan Documents, each Grantor covenants and agrees as follows:

(a)           Such Grantor will take all reasonable steps to preserve and protect the Collateral.

(b)           Such Grantor will promptly notify the Lender in writing in the event of any material damage to the Collateral from any source whatsoever.

(c)           Such Grantor will (i) not establish any location of Inventory or Equipment not listed on Schedule C, (ii) not move its principal place of business, chief executive office or any other office listed on Schedule D, (iii) not adopt, use or conduct business under any trade name or other corporate or fictitious name not disclosed on Schedule 3.6 to the UB Credit Agreement, (iv) not acquire or open, as applicable, any deposit account or securities account, or acquire any letter of credit issued for the benefit of such Grantor, (v) not create any chattel paper without placing a legend on the chattel paper acceptable to the Lender indicating the Lender’s security interest therein, (vi) not change its legal name, its place of incorporation, formation or organization (as applicable) or its state organizational identification number, from those specified in the preamble to this Agreement and Schedule F; (vii) not permit any issuer of Pledged Securities to issue any securities in uncertificated form or seek to convert all or any part of any Pledged Securities into uncertificated form (as contemplated by Article 8 of the Uniform Commercial Code), (viii) not permit any issuer of Pledged Limited Liability Company Interests to issue any Limited Liability Company Interests in uncertificated form, seek to convert all or any part of any Limited Liability Company Interests into uncertificated form or render any Limited Liability Company Interests to no longer be a security (as contemplated by Article 8 of the Uniform Commercial Code) or (ix) not permit any issuer of Pledged Securities or any Pledged Entity to issue any additional Capital Stock or membership interests or any other rights or options with respect thereto, as applicable, other than to such Grantor, except, in each case set forth in clause (i) – (ix) above, upon not less than 30 days’ prior written notice to the Lender and such Grantor’s prior compliance with all applicable requirements of Section 5 hereof necessary to perfect the Lender’s security interests hereunder, and in each case subject to the terms of the Loan Agreement.

(d)           Such Grantor shall not permit any Equipment or Inventory to be in the possession of a third party unless written notice of the Lender’s security interest therein has been given to such third party, and such third party has acknowledged in writing that it is holding such Collateral for the benefit of the Lender, such notice and acknowledgement to be in form acceptable to the Lender; provided, however, that no such notice and acknowledgment shall be required to the extent that the aggregate fair market value of the Equipment and Inventory that the Grantors have permitted to be in possession of any and all third parties does not exceed $100,000.

(e)           Such Grantor shall not withdraw as a member of any Pledged Entity or a partner in any partnership with respect to which such Grantor has pledged any interest, or file or pursue or take any action which may, directly or indirectly, cause a dissolution or liquidation of or with respect to any Pledged Entity or any such partnership or seek a partition of any property of any Pledged Entity or any such partnership.

(f)           Such Grantor shall promptly notify the Lender in writing in the event that such Grantor becomes a licensee of any Copyright, Mark or Patent, other than those set forth on Schedule B, that is necessary for its business and shall execute any and all documents, instruments or agreements and perform any and all actions reasonably requested by the Lender to give an assignment thereof including procuring the consent of the licensor thereto.

13.  Lender’s Rights Regarding Collateral.  At any time and from time to time, the Lender may, to the extent necessary or desirable to protect the security hereunder, but the Lender shall not be obligated to:  (a) upon reasonable notice and at such reasonable times during usual business hours (whether or not a Default has occurred), itself or through its representatives, visit and inspect each Grantor’s properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and discuss the business, operations, properties and financial and other condition of such Grantor with, and be advised as to the same by, officers of such Grantor or (b) if an Event of Default has occurred and is continuing, at the expense of the Grantors, subject to the Subordination Agreement, perform any obligation of any Grantor under this Agreement.  At any time and from time to time after an Event of Default has occurred and is continuing, at the expense of the Grantors, the Lender may, to the extent necessary or desirable to protect the security hereunder, but the Lender shall not be obligated to:  (i) notify obligors on the Collateral that the Collateral has been assigned as security to the Lender; (ii) at any time and from time to time request from obligors on the Collateral, in the name of any Grantor or in the name of the Lender, information concerning the Collateral and the amounts owing thereon; and (iii) direct obligors under the contracts included in the Collateral to which any Grantor is a party to direct their performance to the Lender.  Each Grantor shall keep proper books and records and accounts in which full, true and correct entries in conformity with GAAP and all applicable laws shall be made of all material dealings and transactions pertaining to the Collateral.  The Lender shall at all reasonable times have full access to any and all of the Grantors’ books and records pertaining to the Collateral.  The Lender shall not be under any duty or obligation whatsoever to take any action to preserve any rights of or against any prior or other parties in connection with the Collateral, to exercise any voting rights or managerial rights with respect to any Collateral or to make or give any presentments for payment, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor or notices of any other nature whatsoever in connection with the Collateral or the Obligations.  The Lender shall not be under any duty or obligation whatsoever to take any action to protect or preserve the Collateral or any rights of any Grantor therein, or to make collections or enforce payment thereon, or to participate in any foreclosure or other proceeding in connection therewith.  Nothing contained herein shall constitute an assumption by the Lender of any obligations of any Grantor under any contracts assigned hereunder unless the Lender shall have given written notice to the counterparty to such assigned contract of the Lender’s intention to assume such contract.  Each Grantor shall continue to be liable for performance of its obligations under such contracts.

Nothing contained herein shall be construed to make the Lender liable as a stockholder of any corporation, member of any Pledged Entity or partner in any partnership with respect to which any Grantor has pledged its interests in Pledged Securities, Pledged Limited Liability Company Interests or Pledged Partnership Interests, and the Lender by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall not have any of the duties, obligations or liabilities of a stockholder of any such corporation, member of any such Pledged Entity or partner in such partnership.  The parties hereto expressly agree that, unless the Lender shall become the absolute owner of any Pledged Securities or Pledged Limited Liability Company Interests or Pledged Partnership Interests pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Lender, any such corporation, any such Pledged Entity or any such partnership and/or any Grantor.  Except as provided in the immediately preceding sentence, the Lender, by accepting this Agreement, does not intend to become a stockholder of any corporation, member of any Pledged Entity or partner in any partnership with respect to which any Grantor has pledged its interests in any Pledged Securities, Pledged Limited Liability Company Interests or Pledged Partnership Interests, or otherwise be deemed to be a co-venturer with respect to any Grantor or any such corporation, Pledged Entity or partnership, either before or after an Event of Default shall have occurred.

14.      Collections on the Collateral.  Except as provided to the contrary in the Loan Agreement, each Grantor shall have the right to use and to continue to make collections on and receive dividends and other proceeds of all of the Collateral in the ordinary course of business so long as no Event of Default shall have occurred and be continuing.  Upon the occurrence and during the continuance of an Event of Default, at the option of the Lender, each Grantor’s right to make collections on and receive dividends and other proceeds of the Collateral and to use or dispose of such collections and proceeds shall terminate, and any and all dividends, proceeds and collections, including all partial or total prepayments, then held or thereafter received on or on account of the Collateral will be held or received by such Grantor in trust for the Lender and immediately delivered in kind to the Lender (duly endorsed to the Lender, if required), to be applied to the Obligations or held as Collateral, as the Lender shall elect.  Upon the occurrence and during the continuance of an Event of Default, the Lender shall have the right at all times to receive, receipt for, endorse, assign, deposit and deliver, in the name of the Lender or in the name of any Grantor, any and all checks, notes, drafts and other instruments for the payment of money constituting proceeds of or otherwise relating to the Collateral; and each Grantor hereby authorizes the Lender to affix, by facsimile signature or otherwise, the general or special endorsement of such Grantor, in such manner as the Lender shall deem advisable, to any such instrument in the event the same has been delivered to or obtained by the Lender without appropriate endorsement, and the Lender and any collecting bank are hereby authorized to consider such endorsement to be a sufficient, valid and effective endorsement by such Grantor, to the same extent as though it were manually executed by the duly authorized representatives of such Grantor, regardless of by whom or under what circumstances or by what authority such endorsement actually is affixed, without duty of inquiry or responsibility as to such matters, and each Grantor hereby expressly waives demand, presentment, protest and notice of protest or dishonor and all other notices of every kind and nature with respect to any such instrument.

15.  Possession of Collateral by Lender.  All the Collateral now, heretofore or hereafter delivered to the Lender shall be held by the Lender in its possession, custody and control.  Any or all of the Collateral delivered to the Lender constituting cash or cash equivalents shall, except as otherwise set forth in any Loan Document or unless an Event of Default has occurred and is continuing, upon written request of any Grantor, be held in an interest-bearing account with the Lender, and shall be invested in investments permitted by the Loan Agreement.  Nothing herein shall obligate the Lender to obtain any particular return thereon.  Upon the occurrence and during the continuance of an Event of Default, whenever any of the Collateral is in the Lender’s possession, custody or control, the Lender may use, operate and consume the Collateral, whether for the purpose of preserving and/or protecting the Collateral, or for the purpose of performing any Grantor’s obligations with respect thereto, or otherwise, and, subject to the terms of Section 13.1 of the Loan Agreement, any or all of the Collateral delivered to the Lender constituting cash or cash equivalents shall be applied by the Lender to payment of the Obligations or held as Collateral, as the Lender shall elect.  The Lender may at any time deliver or redeliver the Collateral or any part thereof to any Grantor, and the receipt of any of the same by such Grantor shall be complete and full acquittance for the Collateral so delivered, and the Lender thereafter shall be discharged from any liability or responsibility arising after such delivery to any Grantor.  So long as the Lender exercises reasonable care with respect to any Collateral in its possession, custody or control, the Lender shall not have any liability for any loss of or damage to any Collateral, and in no event shall the Lender have liability for any diminution in value of the Collateral occasioned by economic or market conditions or events.  The Lender shall be deemed to have exercised reasonable care within the meaning of the preceding sentence if the Collateral in the possession, custody or control of the Lender is accorded treatment substantially equal to that which the Lender accords similar property for its own account, it being understood that neither the Lender nor the Lenders shall have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Lender or any Lender has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any Person with respect to any Collateral.

16.  Remedies.

(a)           Rights Upon Event of Default.  Subject to the terms of the Subordination Agreement and upon the occurrence and during the continuance of an Event of Default, the Grantors shall be in default hereunder and the Lender shall have, in any jurisdiction where enforcement is sought, in addition to all other rights and remedies that the Lender may have under this Agreement and under and to the maximum extent permitted by applicable laws or in equity, all rights and remedies of a secured party under the Uniform Commercial Code as enacted in any such jurisdiction in effect at that time, and in addition the following rights and remedies, all of which may be exercised with or without notice to any Grantor except such notice as may be specifically required by applicable law and to the maximum extent permitted by applicable law:  (i) to foreclose the Liens created hereunder or under any other Loan Document by any available judicial procedure or without judicial process; (ii) to enter any premises where any Collateral may be located for the purpose of securing, protecting, inventorying, appraising, inspecting, repairing, preserving, storing, preparing, processing, taking possession of or removing the same; (iii) to sell, assign, lease or otherwise dispose of any Collateral or any part thereof, either at public or private sale or at any broker’s board, in lot or in bulk, for cash, on credit or otherwise, with or without representations or warranties and upon such terms as shall be commercially reasonable; (iv) to notify obligors on the Collateral that the Collateral has been assigned to the Lender and that all payments thereon, or performance with respect thereto, are to be made directly and exclusively to the Lender; (v) to collect by legal proceedings or otherwise all dividends, distributions, interest, principal or other sums now or hereafter payable upon or on account of the Collateral; (vi) to enter into any extension, reorganization, disposition, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith the Lender may deposit or surrender control of the Collateral and/or accept other property in exchange for the Collateral as the Lender deems appropriate; (vii) to settle, compromise or release, on terms acceptable to the Lender, in whole or in part, any amounts owing on the Collateral and/or any disputes with respect thereto; (viii) to extend the time of payment, make allowances and adjustments and issue credits in connection with the Collateral in the name of the Lender or in the name of any Grantor; (ix) to enforce payment and prosecute any action or proceeding with respect to any or all of the Collateral and take or bring, in the name of the Lender or in the name of any Grantor, any and all steps, actions, suits or proceedings deemed necessary or desirable by the Lender to effect collection of or to realize upon the Collateral, including, any judicial or nonjudicial foreclosure thereof or thereon, and each Grantor specifically consents to any nonjudicial foreclosure of any or all of the Collateral or any other action taken by the Lender which may release any obligor from personal liability on any of the Collateral, and any money or other property received by the Lender in exchange for or on account of the Collateral, whether representing collections or proceeds of Collateral, and whether resulting from voluntary payments or foreclosure proceedings or other legal action taken by Lender or the Grantor may be applied by the Lender, without notice to such Grantor, to the Obligations in such order and manner as the Lender in its sole discretion shall determine; (x) to insure, protect and preserve the Collateral; (xi) to exercise all rights, remedies, powers or privileges provided under any of the other Loan Documents; and (xii) to remove, from any premises where the same may be located, the Collateral and any and all documents, instruments, files and records, and any receptacles and cabinets containing the same, relating to the Collateral, and the Lender may, at the cost and expense of each Grantor, use such of its supplies, equipment, facilities and space at its places of business as may be necessary or appropriate to properly administer, process, store, control, prepare for sale or disposition and/or sell or dispose of the Collateral or to properly administer and control the handling of collections and realizations thereon, and the Lender shall be deemed to have a rent-free tenancy of any premises of such Grantor for such purposes and for such periods of time as reasonably required by the Lender.  Each Grantor will, at the Lender’s request, assemble the Collateral and make it available to the Lender at places which the Lender may designate, whether at the premises of such Grantor or elsewhere, and will make available to the Lender, free of cost, all premises, equipment and facilities of such Grantor for the purpose of the Lender’s taking possession of the Collateral or storing the same or removing or putting the Collateral in salable form or selling or disposing of the same.  The Lender has no obligation to clean-up or otherwise prepare the Collateral for sale.

(b)           Possession by Lender.  Subject to the terms of the Subordination Agreement and upon the occurrence and during the continuance of an Event of Default, the Lender also shall have the right, without notice or demand, either in person, by agent or by a receiver to be appointed by a court in accordance with the provisions of applicable law (and each Grantor hereby expressly consents, to the fullest extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default to the appointment of such a receiver), and, to the extent permitted by applicable law, without regard to the adequacy of any security for the Obligations, to operate the business of any Grantor, by, inter alia, taking possession of the Collateral or any part thereof and to collect and receive the rents, issues, profits, income and proceeds thereof, pending the exercise of any and all other rights and remedies available to the Lender under this Agreement and/or at law or in equity.  The operation of any Grantor’s business and the taking possession of the Collateral by the Lender shall not cure or waive any Event of Default or notice thereof or invalidate any act done pursuant to such notice.  The rights, remedies and powers of any receiver appointed by a court shall be as ordered by said court.

(c)           Sale of Collateral.  Any public or private sale or other disposition of the Collateral may be held at any office of Lender, or at any Grantor’s place of business, or at any other place permitted by applicable law, and without the necessity of the Collateral’s being within the view of prospective purchasers.  The Lender may direct the order and manner of sale of the Collateral, or portions thereof, as it in its sole and absolute discretion may determine provided such sale is commercially reasonable, and each Grantor expressly waives, to the extent permitted by applicable law, any right to direct the order and manner of sale of any Collateral.  The Lender or any Person acting on the Lender’s behalf may bid and purchase at any such sale or other disposition.  In addition to the other rights of the Lender hereunder, subject to the Subordination Agreement, each Grantor hereby grants to the Lender a license or other right to use, without charge, but only after the occurrence and during the continuance of an Event of Default, such Grantor’s labels, copyrights, patents, rights of use of any name, trade names, trademarks and advertising matter, or any property of a similar nature, including, the Copyrights, the Patents and the Marks, in advertising for sale and selling any Collateral.  The Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

(d)           Notice of Sale.  Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Lender will give each Grantor reasonable notice of the time and place of any public sale thereof or of the time on or after which any private sale thereof is to be made.  The requirement of reasonable notice conclusively shall be met if such notice is mailed, certified mail, postage prepaid, to such Grantor at its address set forth in the Loan Agreement, or delivered or otherwise sent to such Grantor, at least ten days before the date of the sale.  Each Grantor expressly waives, to the fullest extent permitted by applicable law, any right to receive notice of any public or private sale of any Collateral or other security for the Obligations except as expressly provided for in this paragraph.  The Lender shall not be obligated to make any sale of the Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Collateral may have been given.  The Lender may, without notice or publication, except as required by applicable law, adjourn the sale from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice (except as required by applicable law), be made at the time and place to which the same was so adjourned.

(e)           Private Sales.  With respect to any Collateral consisting of securities, partnership interests, membership interests, joint venture interests or the like, and whether or not any of such Collateral has been effectively registered under the Securities Act of 1933, as amended, or other applicable laws, subject to the Subordination Agreement, the Lender may, in its sole and absolute discretion, sell all or any part of such Collateral at private sale in such manner and under such circumstances as the Lender may deem necessary or advisable in order that the sale may be lawfully conducted in a commercially reasonable manner.  Without limiting the foregoing, the Lender may (i) approach and negotiate with a limited number of potential purchasers, and (ii) restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing such Collateral for their own account for investment and not with a view to the distribution or resale thereof.  In the event that any such Collateral is sold at private sale, each Grantor agrees to the extent permitted by applicable law that if such Collateral is sold for a price which is commercially reasonable, then (A) such Grantor shall not be entitled to a credit against the Obligations in an amount in excess of the purchase price, and (B) neither the Lender nor the Lenders shall incur any liability or responsibility to such Grantor in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale.  Each Grantor recognizes that a ready market may not exist for such Collateral if it is not regularly traded on a recognized securities exchange, and that a sale by the Lender of any such Collateral for an amount less than a pro rata share of the fair market value of the issuer’s assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell a large amount of such Collateral or Collateral that is privately traded.

(f)           Title of Purchasers.  Upon consummation of any sale of Collateral hereunder, the Lender shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any such sale shall hold the Collateral so sold absolutely free from any claim or right upon the part of any Grantor or any other Person claiming through any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  If the sale of all or any part of the Collateral is made on credit or for future delivery, the Lender shall not be required to apply any portion of the sale price to the Obligations until such amount actually is received by the Lender, and any Collateral so sold may be retained by the Lender until the sale price is paid in full by the purchaser or purchasers thereof.  The Lender shall not incur any liability in case any such purchaser or purchasers shall fail to pay for the Collateral so sold, and, in case of any such failure, the Collateral may be sold again.

(g)           Disposition of Proceeds of Sale.  The proceeds resulting from the collection, liquidation, sale or other disposition of the Collateral shall be applied in accordance with Section 11 of the Loan Agreement, subject to the Subordination Agreement.

(h)           Certain Waivers.  To the extent permitted by applicable law, the Grantor waives all claims, damages and demands against the Lender and the Lenders arising out of the repossession, retention or sale of the Collateral, or any part or parts thereof, except to the extent any such claims, damages and awards arise out of the gross negligence or willful misconduct of the Lender or the Lenders or their agents or attorneys-in-fact.

(i)             Remedies Cumulative.  The rights and remedies provided under this Agreement are cumulative and may be exercised singly or concurrently, and are not exclusive of any other rights and remedies provided by law or equity.

(j)             Deficiency.  If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to this Section 16 are insufficient to cover the costs and expenses of such realization and the payment in full of the Obligations, each Grantor shall remain liable for any deficiency.

17.   Lender Appointed Attorney-in-Fact.  Each Grantor hereby irrevocably appoints the Lender as such Grantor’s attorney-in-fact, effective upon the occurrence and during continuance of an Event of Default, with full authority in the place and stead of such Grantor, and in the name of such Grantor, or otherwise, from time to time, in the Lender’s sole and absolute discretion to do any of the following acts or things:  (a) to do all acts and things and to execute all documents necessary or advisable to perfect and continue perfected the security interests created by this Agreement and to preserve, maintain and protect the Collateral; (b) to do any and every act which such Grantor is obligated to do under this Agreement; (c) to prepare, sign, file and record, in such Grantor’s name, any financing statement covering the Collateral; (d) to endorse and transfer the Collateral upon foreclosure by the Lender; (e) to grant or issue an exclusive or nonexclusive license under the Copyrights, the Patents or the Marks to anyone upon foreclosure by the Lender; (f) to assign, pledge, convey or otherwise transfer title in or dispose of the Copyrights, the Patents or the Marks to anyone upon foreclosure by the Lender; and (g) to file any claims or take any action or institute any proceedings which the Lender may reasonably deem necessary or desirable for the protection or enforcement of any of the rights of the Lender with respect to any of the Copyrights, the Patents and the Marks; provided, however, that the Lender shall be under no obligation whatsoever to take any of the foregoing actions, and neither the Lender nor the Lenders shall have any liability or responsibility for any act or omission (other than the Lender’s, the Lenders’ or their agents’ or attorneys-in-fact’s own gross negligence or willful misconduct) taken with respect thereto.

18.    Costs and Expenses.  Each Grantor agrees to pay to the Lender all reasonable costs and out-of-pocket expenses (including, reasonable attorneys’ fees and disbursements) incurred by the Lender in the enforcement or attempted enforcement of this Agreement, and in connection with any waiver or amendment of any term or provision hereof.  All reasonable costs and expenses, including, reasonable attorneys’ fees and disbursements, incurred or paid by the Lender in exercising any right, privilege, power or remedy conferred by this Agreement (including, the right to perform any obligation of any Grantor), or in the enforcement or attempted enforcement thereof, shall be secured hereby and shall become a part of the Obligations and shall be due and payable to the Lender by each Grantor on demand therefor.

19.    Transfers and Other Liens.  Each Grantor agrees that, except as specifically permitted under the Loan Agreement and under Section 9 and Section 10 hereof, it will not (i) sell, assign, exchange, lease, license, transfer or otherwise dispose of, or contract to sell, assign, exchange, transfer or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral, and each Grantor acknowledges that the Lender does not authorize any of the foregoing.  To the extent any Collateral permitted to be sold or otherwise disposed of is sold or disposed of, such sale or disposition shall be for fair market value.

20.   Future Grantors.  The Borrower is required to cause each of its Domestic Subsidiaries formed or acquired after the Closing Date to execute and deliver to the Lender, concurrently with the formation or acquisition thereof, a joinder to this Agreement and the Subsidiary Guarantee substantially in the form of Exhibit A attached to the Subsidiary Guarantee.

21.   Understandings With Respect to Waivers and Consents.  Each Grantor represents, warrants and agrees that each of the waivers and consents set forth herein are made with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Grantor otherwise may have against the Lender or others, or against any Collateral.  If any of the waivers or consents herein are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

22.   Indemnity.  Each Grantor hereby indemnifies the Lender and the Lenders from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, enforcement of this Agreement), except to the extent such claims, losses or liabilities result from the Lender’s, or their agents’ or attorneys-in-fact’s gross negligence or willful misconduct.

23.    Amendments, Etc.  No amendment or waiver of any provision of this Agreement nor consent to any departure by any Grantor herefrom (other than supplements to the Schedules hereto in accordance with the terms of this Agreement) shall in any event be effective unless the same shall be in writing and made in accordance with Section 13.12 of the Loan Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

24.   Notices.  All notices and other communications provided for hereunder shall be given in the manner, and to the respective addresses, set forth in Section 13.6 of the Loan Agreement.

25.    Continuing Security Interest; Successors and Assigns.  This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full in cash of the Obligations (other than contingent obligations) and the termination or expiration of the Term Loan Commitment, (ii) be binding upon each Grantor, its successors and assigns and (iii) inure, together with the rights and remedies of the Lender hereunder, to the benefit of the Lender, and any successor Lender subject to the terms of the Loan Agreement.  Subject to the terms of the Loan Agreement, any Lender may assign or otherwise transfer any Loans, or the Term Loan Commitment or participations therein, or any rights in Collateral held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender or Lender herein or otherwise.  Nothing set forth herein or in any other Loan Document is intended or shall be construed to give to any other party any right, remedy or claim under, to or in respect of this Agreement or any other Loan Document or any Collateral.  Each Grantor’s successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession thereof or therefor, provided that, none of the rights or obligations of such Grantor hereunder may be assigned or otherwise transferred.

26.    Release of Grantor.

(a)           This Agreement and all obligations of each Grantor hereunder and all security interests granted hereby shall be released and terminated when all Obligations (other than contingent obligations) have been paid in full in cash and when all Commitments and all Letters of Credit have expired.  Upon such release and termination, all rights in and to the Collateral shall automatically revert to the Grantors, and the Lender and the Lenders shall promptly return any Pledged Collateral in their possession to the Grantors, or to the Person or Persons legally entitled thereto, and shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things, reasonably required for the return of the Collateral to the Grantors, or to the Person or Persons legally entitled thereto, and to evidence or document the release of the interests of the Lender arising under this Agreement, all as reasonably requested by, and at the sole expense of, the Grantors.

(b)           The Lender agrees that if an Asset Disposition permitted under the UB Credit Agreement occurs with respect to any Collateral, the Lender shall release such Collateral that is the subject of such Asset Disposition to the applicable Grantor free and clear of the Lien under this Agreement.

27.   GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CHOICE OF LAW RULES).

28.    Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier (or other electronic transmission) shall be effective as delivery of a manually executed counterpart of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each Grantor has executed this Agreement by its duly authorized representative(s), solely in such capacity and not as an individual, as of the date first written above.

GRANTORS

PHYSICIANS FORMULA, INC.
a New York corporation

By:	/s/ Jeffrey Rogers
	Name:	Jeffrey Rogers
	Title:	President

PHYSICIANS FORMULA COSMETICS, INC.,
a Delaware Corporation

By:	/s/ Jeffrey Rogers
	Name:	Jeffrey Rogers
	Title:	President

PHYSICIANS FORMULA DRTV, LLC,
a Delaware Limited Liability Company

By:	/s/ Jeffrey Rogers
	Name:	Jeffrey Rogers
	Title:	President

S-1

ACKNOWLEDGED AND AGREED, as of the date first written above.

MILL ROAD CAPITAL, L.P.

By:	/s/ Charles Goldman
Name:	Charles Goldman
Title:	Managing Director

S-2

SCHEDULE A

PLEDGED COLLATERAL

1.	Pledged Shares

Issuer	Certificate No.	No of Shares	Percentage Interest in Issuer	Other Classes of Shares
Physicians Formula Cosmetics, Inc.	2	1,000	100%	None

2.	Pledged Partnership Interests - None

3.	Pledged Limited Liability Company Interests -

Physicians Formula DRTV, LLC	C-1	1,000	100%	None

SCHEDULE B

COPYRIGHTS, PATENTS AND MARKS

Physicians Formula, Inc. - Intellectual Property

COPYRIGHTS - None.

PATENTS

Owned US Patents	Patent No.
Carton with Extended Printable Surface	D567,077

Owned Foreign Patents	Country	Patent No.
Carton with Extended Printable Surface	Australia	317340
Loose Powder Jar	Australia	322510

MARKS

U.S. Trademarks Registered	Registration No.
Actiplump	3,496,856
Artist's Eraser	3,262,838
Baked Berries	3,169,240
Baked Berry	3,127,457
Baked Butter	3,189,776
Baked Cocoa	3,146,080
Baked Ginger	3,146,079
Baked Gingersnap	3,112,495
Baked Oatmeal	3,189,775
Baked Pyramid	3,382,889
Baked Sands	3,189,777
Baked Smokes	3,169,239
Baked Spices	3,189,774
Baked Sugar	3,197,148
Baked Sweets	3,107,413
Baked to Perfection	2,235,191
Blemish Rx	3,402,746

Bronze Gems	3,332,539
Brow-Tweez	3,446,275
Circle RX & Design	3,419,413
Cliniclear Technology	3,586,902
Conceal RX & Mortar & Pestle Design	3,325,455
Cover 2 Go	3,235,257
Covertoxten50	3,277,212
Derm@Home	3,170,157
Durascreen	1,695,175
Eco-Olive	3,446,345
Ecoblend	3,423,809
Eurobuffer	3,295,301
Exerc’Eyes	3,064,200
Face Aid	3,202,539
FINELINE	2,277,124
F.L.A.T.	3,346,200
How Green is Your Makeup?	3,544,638
Illuminating Veil	3,402,750
Line Erase RX & Design	3,641,110
Magic Mosaic	3,098,670
Mineral Bronzebrightener	3,644,714
Mineral Wear	3,104,495
Mineral Wear	3,164,117
Mineral Wear	3,373,540
Mineral Wear	3,595,401
Mineral Wear	3,554,909
My Secret Formula	3,577,246
Organic Wear	3,454,574
Organisoy	3,423,808
Painter's Palette	3,331,759
Painter's Tube	3,320,750
PF	3,277,282
PF & Palette Design	3,294,477
Physicians Formula & Design (Line)	3,494,604
Plentiful Lip Palette	3,326,684
Plump Potion	3,341,830
Plump Potion	3,455,125
Pro-Cover	3,276,953
Revined	3,074,104
Silipcone	3,419,412
The Once-A-Day, All Day Sunscreen	2,021,117
Wanderful Brow Wand	3,407,243

California Trademarks Registered	Registration No.

Physicians Formula	112615
Physicians Formula & Line Design	112616

Trademarks Pending	Application No.
Bamboo Wear	77/677,128
Bambuki	77/773,439
Bronze Booster & Sun Design	77/569,242
Brow Designer	77/136,836
Brow Corrector	78/860,415
Mineral Cheekbrightener	77/677,070
Mineral Facebrightener	77/479,575
Correct & Cover	78/860,372
DHA+ Infusion	77/555,910
Eco-Aroma Therapy	77/617,381
Eye-Tech	77/639,786
Healthy Wear	77/691,778
How Green is Your Makeup Remover?	77/663,154
How Green is Your Skincare?	77/663,162
Line Erase Rx & Design	77/569,244
Organiblend	77/276,037
Mineral Cheekbrightener	77/677,070
Mineral Shimmer Gem	77/726,090
Organic Glow	77/087,977
Time Proof	77/136,799
Total Perfection	78/924,753
True Organic	77/087,988
Your Beauty. Our Passion. We promise.	77/594,530

Physicians Formula Cosmetics, Inc. - Intellectual Property COPYRIGHTS - None.

PATENTS OWNED
Item	Patent Number
Jungle Fever – Leopard powder design	D466,249
Jungle Fever – Tiger powder design	D465,609
Jungle Fever – Tiger Bronzing Cream	D472,014
Jungle Fever – Leopard Bronzing Cream	D471,666
LB FancyPansy – Pansy Pan	D471,317
Camouflage – Sergeant Shadow	D470,973
Skinsitive	D470,974
Camouflage – Corporal Cream Bronzer	D478,686
LB SunnyBuddy – Sunflower Pan	D480,507
LB OopsiDaisy – Daisy Pan	D480,508
Virtual Face Powder – Pan	D495,446
Retro Glow – Round Compact	D482,496

Retro Glow – Oval Compact	D482,495
Loose-to-Go Pan Design	D508,145
Solar Powder Triangular	D516,742
Sunny Bunch	D516,743
Magic Mosaic	D516,744
Revined	D516,745
Baked Blush	D517,728
Solar Powder 3-D	D518,230
Starlight	D519,241
Cream Blush	D519,240
Face Aid	D521,187
Solar Powder Variation	D522,174
Cosmetic Container	D532,558
Cosmetic Container	D549,393
Carton with Extendable Printable Surface	D567,077
Cosmetic Container	D582,099
Cosmetic Container	D582,100
Lip Butter Paper Compact (with recessed mirror)	D583,505
Paper Compact Container (with mirror)	D583,100
Cosmetic Block	D470,974
Carton with Extended Printable Surface	D567,077

TRADEMARKS REGISTERED
Trademarks	Registration No.
Aqua Cover	2,599,366
Aquacheeks	2,613,511
Baked Blush	3,263,481
Baked Bronzer	2,801,528
Baked Collection	2,953,835
Bare Radiance	2,230,760
Battle Bronzer	2,650,663
Beauty Spiral	2,352,779
Beauty Spiral	2,547,162
Berry-go-Round	2,580,400
Blush Palette	2,598,217
Bright Collection	2,841,745
Brow Collector	2,384,341
Char-Kohl	2,803,685
Cinnamon Roll	2,599,557
Clear Water	2,619,015
Concealer 101	2,852,080
Concealer Twins	2,398,555
Correct & Cover	2,384,357
Crème de Velours	2,356,270

Crystal Ball	3,083,611
Drops of Bronze	2,413,065
Drops of Crystal	2,942,286
Dust of Bronze	2,422,061
Dust of Crystal	2,659,956
Dust of Gold	2,464,337
Eye-Tech	2,735,561
Eyebrightener	2,288,310
Eyebrightener	2,441,239
Eyeliner Palette	2,670,728
Face Lace	2,852,079
Fineline	2,277,124
Gentle Cover	2,230,761
Geometric Colors	2,520,864
Globe-Trotter	2,596,066
Heart of Gold	2,649,396
Heart of Gold	2,586,654
Heartbreaker	2,670,304
Hide Out	3,115,027
Instant Makeover Tool	3,033,073
Jungle Fever	2,709,526
Lash-In-A-Tube	2,770,397
Le Velvet	1,949,213
LeVelvet Film	1,122,628
Lieutenant Lash	2,644,431
Lip Color Corrector	2,407,434
Lip Spectrum	2,356,269
Loose-To-Go	2,818,418
Magic Cube	2,846,865
Mini Dose	2,459,896
Month 2 Month	2,408,984
Mood Swirls	2,602,854
Moonglow	2,633,330
Only from Physicians Formula!	2,691,072
P & Design 1 (Block)	2,874,954
P & Design 2 (Retro)	2,973,126
P Physicians Formula Intensive Therapy Moisture Cream & Design	1,735,589
P Physicians Formula Intensive Therapy Moisture Lotion & Design	1,759,042
Peach-To-Glow	2,228,941
Pearls of Perfection	2,460,119
Pearls of Perfection	2,650,551
Physicians Formula	1,187,307
Physicians Formula Cosmetics & Retro Design	3,204,345

Planet Blush	2,596,062
Planet Eyes	2,489,120
Plentifull	2,003,717
Plump Palette	3,074,502
Powder Palette	2,400,377
Professional Formula	78/110,542
Retro Glow	2,664,520
Seducer	2,622,305
Self Defense	2,475,987
Sensitive Skin? Be Sensible!	2,583,857
Sergeant Shadow	2,644,432
Silver Moon	2,626,623
Skinsitive	2,673,075
Sport Team	2,288,234
Star Perfection	2,852,078
Summer Eclipse	2,721,774
Summer Shimmer	2,493,092
Sun Shield	1,257,282
Sun-In-A-Brush	2,650,683
To Any Lengths	2,070,859
Total Perfection	2,371,937
Virtual Eyes	2,526,119
Virtual Face Powder	2,805,872
Virtual Foundation	2,640,888
Virtual Glove	2,598,226
Virtual Lips	2,741,925
Vital Lash	2,719,467
Wanderful Wand	2,833,112
Winter Eclipse	2,550,786

PATENTS PENDING
Patents	Application No.
Mineral Wear Veil (Cosmetic Brush)	29/264,813

TRADEMARKS PENDING
Trademarks	Application No.
Blush Palette	77/413,657
Bronzing Bronzer	77/476,016
Eyeliner Palette	77/496,554
Mineral Bronzebrightener	77/479,558
Mineral Cheekbrightener	77/479,568
Mineral Facebrightener	77/479,575

Skinsitive	77/465,982
Virtual Foundation	77/465,964

FOREIGN TRADEMARKS REGISTERED
Country	Trademark	Registration No.
Africa (African Intellectual Property Organization)	P PHYSICIANS FORMULA & Design 1	37907
Andorra	PHYSICIANS FORMULA	11299
Argentina	PHYSICIANS FORMULA	1771530
Australia	P PHYSICIANS FORMULA & Design 2	B461391
	P PHYSICIANS FORMULA & Design 2	B500912
	HOW GREEN IS YOUR MAKEUP?	1199306
	MY SECRET FORMULA	1199305
	P PHYSICIANS FORMULA & Design 2	B500912
Austria	P PHYSICIANS FORMULA & Design 1	116867
Benelux	P & Design 1 (Block)	428208
	PHYSICIANS FORMULA	416285
Bophuthatswana	P PHYSICIANS FORMULA & Design 2	86/0646
Brazil	P & Design 1 (Block)	813179939
	PHYSICIANS FORMULA	812952413
Cambodia	P PHYSICIANS FORMULA & Design 1	7594
Canada	P & Design 1 (Block)	385353
	P PHYSICIANS FORMULA & Design 1	477948
	PHYSICIANS FORMULA	442028
China	PHYSICIANS FORMULA (Chinese Characters)	876087
Denmark	P & Design 1 (Block)	198907206
	PHYSICIANS FORMULA	470/1988
Egypt	P & Design 1 (Block)	68514
	PHYSICIANS FORMULA	67193
	PHYSICIANS FORMULA	73879
European Community	MINERAL WEAR	006415541
	ORGANIC WEAR	006415582
Finland	P PHYSICIANS FORMULA & Design 2	118585
France	P & Design 1 (Block)	1396090
	PHYSICIANS FORMULA	1427439
Germany	P PHYSICIANS FORMULA & Design 1	2908932
Greece	P PHYSICIANS FORMULA & Design 1	86096
Hong Kong	P PHYSICIANS FORMULA & Design 1	B11441
	PHYSICIANS FORMULA (Chinese Characters)	741/96
India	P & Design 1 (Block)	469868B
	P PHYSICIANS FORMULA & Design 2	469867B

Indonesia	P PHYSICIANS FORMULA & Design 1	329032
Ireland, Republic of	P PHYSICIANS FORMULA & Design 2	B125079
	P PHYSICIANS FORMULA & Design 2	B125080
	PHYSICIANS FORMULA	238829
Israel	P & Design 1 (Block)	65538
	PHYSICIANS FORMULA	63739
Italy	P & Design 1 (Block)	486269
	PHYSICIANS FORMULA	TO96000025
	PHYSICIANS FORMULA	482291
Japan	P & Design 1 (Block)	2146936
	PHYSICIANS FORMULA	2709460
Korea, South	P PHYSICIANS FORMULA & Design 1	422210
	P PHYSICIANS FORMULA & Design 1	414698
Laos	P PHYSICIANS FORMULA & Design 1	5133
Malaysia	P PHYSICIANS FORMULA & Design 1	93009145
	PHYSICIANS FORMULA (Chinese Characters)	94007530
Mexico	P & Design 1 (Block)	402173
	PHYSICIANS FORMULA	402221
Morocco	P & Design 1 (Block)	38669
	PHYSICIANS FORMULA	37615
Namibia	P PHYSICIANS FORMULA & Design 2	86/0668
New Zealand	P PHYSICIANS FORMULA & Design 1	B170325
	P PHYSICIANS FORMULA & Design 1	B170326
Norway	P PHYSICIANS FORMULA & Design 2	148730
Philippines	PHYSICIANS FORMULA	4-1997-12636
Portugal	P PHYSICIANS FORMULA & Design 1	239846
	P PHYSICIANS FORMULA & Design 1	239847
Puerto Rico	PHYSICIANS FORMULA	27785
Russian Federation	PHYSICIANS FORMULA	87586
Saudi Arabia	P & Design 1 (Block)	178/66
	PHYSICIANS FORMULA	166/52
Singapore	P PHYSICIANS FORMULA & Design 1	B3648/93
	PHYSICIANS FORMULA (Chinese Characters)	7209/94
South Africa	P PHYSICIANS FORMULA & Design 1	86/4294
	P PHYSICIANS FORMULA & Design 1	88/2372
Spain	P & Design 1 (Block)	1175699
	P & Design 1 (Block)	1175700
	PHYSICIANS FORMULA	1155597
	PHYSICIANS FORMULA	1175196BIS
Sweden	P PHYSICIANS FORMULA & Design 1	222774
Switzerland	P PHYSICIANS FORMULA & Design 1	357102
Taiwan	P PHYSICIANS FORMULA & Design	649964
Turkey	P PHYSICIANS FORMULA & Design 1	106028
United Kingdom	P PHYSICIANS FORMULA & Design 1	B1301801
	P PHYSICIANS FORMULA & Design 1	B1301802

Vietnam	P PHYSICIANS FORMULA & Design 1	16618

FOREIGN TRADEMARKS PENDING
Country	Trademark	Application No.
Australia	ORGANIC WEAR	1198137
Canada	HOW GREEN IS YOUR MAKEUP?	1363748
	MY SECRET FORMULA	1362755
	ORGANIC WEAR	1362685
Philippines	PHYSICIANS FORMULA	42008004618

FOREIGN PATENTS OWNED
Country	Patent	Patent No.
Australia	Cosmetic Block – Starlight	306669
	Cosmetic Block – Cream Blush	306595
	Cosmetic Block – Face Aid	306770
	Cosmetic Container	318469
	Cosmetic Container	311002
	Cosmetic Block	304171
	Flat Mascara Container	309292
	Carton with Extended Printable Surface	317340
	Loose Powder Jar	322510
	Cosmetic Block - Magic Mosaic	AU3041715
Canada	Cosmetic Block	111406
	Cosmetic Block	111407
	Cosmetic Block	111408
	Summer Eclipse Bronzing Powder	113194
	Cosmetic Block	113196
	Cosmetic Block	113209
	Cosmetics Container	123138
	Cosmetics Container	117137
	Solar Powder SPF 20 Face Powder	111373
	F.L.A.T. Mascara	116088
	Cosmetic Block – Solar Powder	111372
	Cosmetic Block – Baked Blush	111405
	Cosmetic Block – Solar Powder Design with Triangular Rays	111374
	Cosmetic Block – Solar Powder Design with Embossed SPF	111373

FOREIGN PATENTS PENDING
Country	Patent	Application No.

Canada	Lip Butter Paper Compact	126670
	Eye Shadow Paper Compact	126669
	Loose Powder Jar	124009
	Carton with Extendable Printable Surface	122305

Physicians Formula DRTV, LLC - Intellectual Property

COPYRIGHTS

None.

PATENTS

None.

MARKS

None.

SCHEDULE C

LOCATIONS OF EQUIPMENT AND INVENTORY

Location	Name of Third Party/Bailee	Qualified to do business in such location
1055 W. 8th Street Azusa, CA 91702	N/A	Yes
1425 Max Brose Drive #8 London, Ontario N6N 0A2 Canada	Agility	N/A
435 Park Court Lino Lakes, MN 55014	Distribution Alternatives, Inc. (d/b/a Scholls, Inc.)	No
230 South Ninth Avenue City of Industry, CA 91746	N/A	Yes
250 South Ninth Avenue City of Industry, CA 91746	N/A	Yes
753-755 Arrow Grand Circle Way Covina, CA 91722	N/A	Yes
2169 Wright Ave. La Verne, CA 91750	Jet	Yes

SCHEDULE D

LOCATIONS OF BOOKS AND RECORDS

1.	Chief Executive Office

1055 W. 8th Street
Azusa, CA 91702

2.	Locations of Account Records and Chattel Paper

1055 W. 8th Street
Azusa, CA 91702

3.	Foreign Qualifications

Grantor	Location	Qualified to do business in such location?
Physicians Formula DRTV, LLC	California	Yes
Physicians Formula Cosmetics, Inc.	California	Yes
Physicians Formula, Inc.	California	Yes

SCHEDULE E

DEPOSIT ACCOUNTS, CERTAIN INVESTMENT PROPERTY AND LETTERS OF CREDIT

1.	Deposit Accounts

Grantor	Bank	Type	Account No.
Physicians Formula, Inc.	Union Bank	General / Concentration	4960003069
Physicians Formula, Inc.	Union Bank	Disbursements	9080013377
Physicians Formula, Inc.	Union Bank	Payroll	4960003077
Physicians Formula, Inc.	Union Bank	Flex Account -- Employee Benefits deducted from Employee Paychecks	4960003085
Physicians Formula, Inc.	Union Bank	Canadian Time Deposit Account	300464-CAD
Physicians Formula, Inc.	Union Bank	Foreign Currency Direct Deposit Account	300451-CAD
Physicians Formula, Inc.	Royal Bank of Canada	Business Account	102-971-9
Physicians Formula, Inc.	Union Bank	Foreign Currency Account	300650-CAD
Physicians Formula DRTV, LLC	Union Bank	General Concentration	4960003107
Physicians Formula DRTV, LLC	Union Bank	Disbursements	9080013466
Physicians Formula Holdings, Inc.	Union Bank	Custodian Account	4960003123

2.	Securities Accounts and Other Investment Property - None

3.	Letters of Credit Issued for the Benefit of the Grantor - None

SCHEDULE F

UCC FILING OFFICES AND STATE ORGANIZATIONAL IDENTIFICATION NUMBER

Grantor	Filing Office(s)	State Organizational Identification Number
Physicians Formula, Inc.	New York Department of State	N/A
Physicians Formula Holdings, Inc.	Delaware Secretary of State	3718902
Physicians Formula Cosmetics, Inc.	Delaware Secretary of State	3019117
Physicians Formula DRTV, LLC	Delaware Secretary of State	4319769

SCHEDULE G

FORM OF LIMITED LIABILITY COMPANY NOTICE

TO:           [Name of Pledged Entity]

Notice is hereby given that, pursuant to the Security Agreement dated as of September 4, 2009 (said Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), made by Physicians Formula, Inc. (the “Grantor”), in favor of Mill Road Capital, L.P., as Lender (the “Lender”), the Grantor has pledged and assigned to the Lender, and granted to the Lender a continuing security interest in, all right, title and interest of the Grantor, whether now existing or hereafter arising or acquired, as a member in [NAME OF PLEDGED ENTITY] (the “Limited Liability Company”), and in, to and under the [TITLE OF APPLICABLE LIMITED LIABILITY COMPANY AGREEMENT] (said Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, the “Limited Liability Company Agreement”), as such security interest is more particularly described in the Security Agreement.

Pursuant to the Security Agreement, the Limited Liability Company is hereby authorized and directed to register each Grantor’s pledge to the Lender of the interest of such Grantor on the Limited Liability Company’s books.

Such Grantor hereby requests the Limited Liability Company to indicate the Limited Liability Company’s acceptance of this Notice and consent to and confirmation of its terms and provisions by signing a copy hereof where indicated on the attached page and returning the same to the Lender.

PHYSICIANS FORMULA, INC.

By:
Name:
Title:

FORM OF ACKNOWLEDGMENT

[NAME OF PLEDGED ENTITY] (the “Limited Liability Company”) hereby acknowledges receipt of a copy of the assignment by Physicians Formula, Inc. (the “Grantor”) of its interest under the [TITLE OF APPLICABLE LIMITED LIABILITY COMPANY AGREEMENT] (as it may be amended, restated, supplemented or otherwise modified from time to time) pursuant to the terms of the Security Agreement dated as of September 4, 2009 (as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Security Agreement”), made by the Grantor in favor of Mill Road Capital, L.P., as Lender (the “Lender”).  The undersigned hereby further confirms the registration of the Grantor’s pledge of its interest to the Lender on the Limited Liability Company’s book.  The undersigned acknowledges the control by the Lender of the Grantor’s interest in the Limited Liability Company and confirms that the undersigned shall act upon the direction of the Lender alone with respect to such interest.

Dated:  _____________________, ______

[NAME OF PLEDGED ENTITY]

By:
Name:
Title: